Exhibit 3.2

Date: November 20, 2013

BY-LAWS

OF

EDGEN GROUP INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation within the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. TIME AND PLACE. The annual meeting of the stockholders for the election of directors and for any other business that may properly be brought before the meeting and all special meetings of stockholders for that or for any other purpose may be held at such time and place within or without the State of Delaware as shall be designated from time to time by the Board of Directors as set forth in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETING. Annual meetings of the stockholders, commencing with the year 2014 shall be held the second week of November in each year; provided, that if the Board of Directors shall determine that in any year it is not advisable or convenient to hold the meeting in such a week, then in such year the annual meeting shall be held on such other day as the Board of Directors may determine. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or Secretary, by resolution of the Board of Directors or by stockholders owning a majority of the shares of common stock of the corporation.

SECTION 4. NOTICE. Written notice of the place, date and hour of any annual or special meeting of the stockholders shall be given by the Secretary to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the meeting. The notice of any special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

SECTION 5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date in accordance with Delaware law.

In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as stockholders for the related purpose, notwithstanding any registration or transfer of stock on the books of the corporation after any such record date so fixed.

SECTION 6. QUORUM. The presence, in person or by proxy, of stockholders holding a majority of the shares of common stock of the corporation shall constitute a quorum at all meetings of the stockholders for the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of shares entitled to vote thereat shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. VOTING. Each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share of common stock held by such stockholder. All elections for directors shall be decided by plurality vote, and all other questions shall be decided by majority vote, except as otherwise provided by the laws of the State of Delaware or the Certificate of Incorporation.

SECTION 8. PROXIES. Every proxy must be executed in writing by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

SECTION 9. ACTION WITHOUT MEETING. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and the vote of stockholders may be dispensed with if the holders of shares of common stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The Board of Directors shall consist of one or more members. The total number of directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the Board. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor has been elected and shall qualify. Directors need not be stockholders.

SECTION 2. RESIGNATION. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by any officer of the corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If any vacancy shall occur on the Board of Directors or on a committee of the Board of Directors, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy; such person shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. Any director or directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of common stock outstanding at a special meeting of the stockholders called for that purpose. The vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of the holders of a majority of all the shares of common stock outstanding.

SECTION 5. INCREASE OF NUMBER. Vacancies (other than those created by removal from office) and directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than quorum, or by a sole remaining director.

SECTION 6. POWERS. The property and business of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

ARTICLE IV

MEETINGS OF THE BOARD

SECTION 1. PLACE. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 2. PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 3. ANNUAL MEETINGS. The annual meeting of each newly elected Board of Directors shall be held immediately after the meeting of the stockholders at which they were elected, and at the place at which such meeting of stockholders shall have been held, and no notice of such meeting shall be necessary in order to constitute a meeting, provided a quorum shall be present. In the event such annual meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President not less than two (2) days before the meeting; special meetings shall be called by the Chairman, President or Secretary on like notice on the written request of two directors.

SECTION 6. QUORUM; ACT OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary to be and constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. For purposes of the foregoing, any director who participates in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, shall be deemed to be present in person at such meeting.

SECTION 7. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee together with expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of any committee of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 8. ACTION WITHOUT MEETING. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board of Directors consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board; and such written consent or consents shall have the same effect as a unanimous vote at a meeting of the Board of Directors at which all members thereof were present and voting.

SECTION 9. COMMITTEES. The Board of Directors by resolution adopted by a majority of the whole Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each such committee consisting of one or more members, with such power and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE V

NOTICES

SECTION 1. FORM; DELIVERY. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in any post office or letter box, in a post-paid sealed wrapper, and addressed to directors or stockholders at their addresses appearing on the records of the corporation, unless any such director or stockholder shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by leaving the notice at the residence or usual place of business of a director.

SECTION 2. WAIVER. Whenever a notice is required to be given by any statute or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except when the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

ARTICLE VI

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. Any officer elected by the Board of Directors may be removed with or without cause at any time by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. COMPENSATION. The compensation of all officers of the corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

SECTION 4. VACANCIES. If an office becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected by the Board of Directors or unless he shall resign or be removed in accordance with these By-Laws.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. PRESIDENT. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors, and the President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such other powers and duties as may be assigned to him by the Board of Directors.

SECTION 7. VICE PRESIDENT(S). The Vice President or Vice Presidents, acting under the direction of the President, shall manage the business and affairs of the corporation and shall have such other powers and duties as may from time to time be assigned to him or them by the Board of Directors or the President. The Vice President or Vice Presidents may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Subject to any limitations imposed by the Board of Directors, the Vice President or Vice Presidents in the order of their election shall have all the powers and duties of the President in the event of the President’s absence or inability to act.

SECTION 8. SECRETARY AND ASSISTANT SECRETARY(IES). The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees if required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the seal of the corporation and he or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of his inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 9. TREASURER AND ASSISTANT TREASURER(S). The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 10. RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein or, if no time shall be specified, at the time of its receipt by any officer of the corporation. The acceptance of a resignation shall not be necessary to make it effective.

ARTICLE VII

STOCK CERTIFICATES

SECTION 1. FORM; SIGNATURE. The certificates for shares of common stock of the corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder’s name and the number and class of shares and shall be signed by, or in the name of the corporation by, (i) the President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. In case any officer who has signed a certificate shall cease to be an officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.

SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

SECTION 3. REGISTRATION OR TRANSFER. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the shares of the corporation may be declared by the Board of Directors, from time to time, at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation and the provisions of the Delaware General corporation Law or any successor statute.

SECTION 2. RESERVES. The directors may set apart out of any funds of the corporation legally available for dividends such sum or sums as the Board of Directors, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall determine to be in the best interests of the corporation, and the directors may modify or abolish any such reserve.

SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be set by resolution of the Board of Directors.

SECTION 5. SEAL. The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION AND INSURANCE. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in another enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

ARTICLE X

AMENDMENTS

SECTION 1. AMENDMENT BY STOCKHOLDERS. These By-Laws may be amended by the stockholders at any annual or special meeting of stockholders.

SECTION 2. AMENDMENT BY BOARD OF DIRECTORS. The Board of Directors by a majority vote of the whole Board at any meeting may amend these By-Laws, including By-Laws adopted by the stockholders, to the extent permitted by Delaware law or the Certificate of Incorporation of the corporation.